EXHIBIT 10.34

CONTRACT OPERATING SERVICES AGREEMENT

THIS CONTRACT OPERATING SERVICES AGREEMENT (this “Agreement”) made and entered into this 15th day of February, 2012, is by and between South Texas Reservoir Alliance LLC, a Delaware limited liability company (hereinafter “Contractor” or “STXRA”), and Condor Energy Technology LLC, a Nevada limited liability company (hereinafter “Owner” or “Condor”). Owner and Contractor may be referred to herein together, as the “Parties” and individually, as a “Party.”

WITNESSETH:

WHEREAS, Owner and Contractor are parties to a Strategic Cooperation Agreement, dated on or about the date hereof (the “SCA”), pursuant to which the Parties have agreed to enter into this Agreement and a Consulting Agreement (the “Consulting Agreement”), attached as Exhibits A and B to the SCA, respectively;

WHEREAS, Owner owns undivided working interests in the oil and gas leases (the “Leases”) described in the Subject JOAs (as defined below) as same may be amended from time to time (the land described in each Subject JOA is referred to herein as the “Contract Area”);

WHEREAS, Owner is the named Operator under certain operating agreements (the “Operator JOAs”) covering certain Leases more particularly described on Part A of Exhibit A (the “Operator Leases”), and is a Non-Operator under certain operating agreements (the “Non-Operator JOAs”) covering certain Leases more particularly described on Part B of Exhibit A (the “Non-Operator Leases”), as same may be amended from time to time (the Operator JOAs and the Non-Operator JOAs are, together, the “Subject JOAs”);

WHEREAS, there are wells capable of producing oil and/or gas located on the lands covered by the Operator Leases more particularly described on Part A of Exhibit B (the “Operator Wells”), and there are wells capable of producing oil and/or gas located on the lands covered by the Non-Operator Leases more particularly described on Part B of Exhibit B (the “Non-Operator Wells”), and, from time to time, additional wells may be drilled on the lands covered by the Leases (the “Additional Wells;” the Operator Wells, the Non-Operator Wells and the Additional Wells are, collectively, the “Wells”);

WHEREAS, Owner desires to retain the services of Contractor, as described more thoroughly herein, to act as a contract operator of the Operator Leases and the Operator Wells and as an advisor providing operational guidance to Owner with respect to the Non-Operator Leases and Non-Operator Wells (collectively, the “Services”); and

WHEREAS, Contractor has the capability to and desires to render the Services on behalf of Owner.

NOW, THEREFORE, based upon the mutual covenants and consideration contained herein, the receipt and sufficiency of which are hereby acknowledged, Contractor and Owner agree as follows:

ARTICLE I

DESIGNATION AND RESPONSIBILITIES OF CONTRACTOR

1.1 Standard of Performance; Warranties.

(a) Upon the request of Owner, subject to the terms of this Agreement, Contractor shall conduct and direct all operations on the Operator Leases as permitted and required by, and within the limits of, this Agreement, the Operator JOAs, and all applicable laws, rules, orders and regulations (collectively, “Laws”) of any governmental authority having jurisdiction over any Contract Area or Well that are now or may become applicable to the operations contemplated by this Agreement, to the extent and as fully as though Contractor itself was designated as Operator under the Operator JOAs. Owner agrees to provide Contractor with authorizations necessary for the proper performance of the Services. Contractor shall use all possible care and diligence to ensure that the Services are performed:

(1) reasonably and prudently;

(2) with due diligence and dispatch in accordance with the standards for the Operator under the Operator JOAs and generally accepted oil field practice;

(3) in a skillful and workmanlike manner;

(4) by the proper number of experienced, skilled, and/or licensed personnel, qualified by education and experience to perform their assigned tasks;

(5) within the period of time described in such Owner’s request, or if not specifically described, within a reasonable time under the circumstances; and

(6) in full compliance with all Laws.

(b) Contractor shall perform all work and labor appropriate or necessary for setting, installing, handling, caring for, and maintaining all materials, equipment, and supplies furnished by Owner in connection with the Services.  Contractor shall furnish equipment, materials, appliances, or supplies of whatever kind and nature necessary and proper for the performance of the Services and to provide for the protection of all property and personnel from defective or non-conforming materials furnished by Contractor. In no event is Contractor responsible for equipment, materials, appliances, or supplies of whatever kind and nature necessary and proper for the performance of the Services provided by a third party.  Contractor shall be responsible for informing Owner and working with Owner to rectify any problems with third party equipment, materials, appliances, or supplies of whatever kind and nature necessary and proper for the performance of Services.

(c) Contractor warrants that any of the Services performed by Contractor or its subcontractors shall be performed in full compliance with the terms hereof. Contractor shall promptly re-perform any of the Services not performed in compliance with the terms hereof at Contractor’s sole expense and to the reasonable satisfaction of Owner, or at Owner’s option, promptly refund to Owner that portion of the consideration that is attributable to such non-compliant performance. The warranty period for performance of any of the Services shall be for a minimum of twelve (12) months or such longer period as may be agreed by the Parties, beginning on either the date that Owner gives acceptance of the Services performed or first uses the items related to the Services performed.

1.2  Services Generally for Operator Wells.  Subject to the terms of this Agreement and the Operator JOAs covering the Operator Leases, Contractor shall manage, develop, operate and supervise all Contract Areas covered by the Operator Leases. Pursuant to such obligations and as requested by Owner,  Contractor shall:

(a) cause all Operator Wells to be pumped and shall supervise Owner’s or contract pumpers, whose services will include, without limitation, gauging tanks, recording well pressure, preparing gauge reports, treating oil, making minor repairs, and reporting unusual or abnormal occurrences.  Contractor shall advise all pumpers that pumpers do not have authority to incur or approve third party costs, except with the prior written consent of Contractor and Contractor shall use reasonable efforts to ensure that pumpers comply with this limitation;

(b) monitor and review Operator Well performance and prepare and deliver to Owner weekly reports on production from such Wells and monthly reports on performance of such Wells, each in a standard form satisfactory to Owner on a per Well basis for each of the applicable Operator JOAs.  Contractor shall also note, evaluate and report any abnormal changes in production. Appropriate representatives from Contractor and Owner shall meet, via phone conference or in person, not less than weekly. Each Party shall supply personnel at such Party’s cost under this Agreement for the purpose of attending these meetings;

(c) prepare and furnish to any duly constituted authority having jurisdiction over the Operator Leases or the Operator Wells any and all reports, statements and information that may be required, which shall include, but are not limited to, with respect to the Operator Wells:

(1) all filings for both active and inactive Operator Wells with the appropriate regulatory body having jurisdiction of said Operator Wells;

(2) supervision of all administrative work required with respect to said regulatory filings; and

(3) advising Owner of the actions required for Owner to comply with all Laws applicable to said Operator Wells.

(d) dispose of all salt water and other waste materials produced or generated by operations on any Contract Area covered by an Operator Lease pursuant to all applicable Laws;

(e) use its best efforts to establish and maintain complete and accurate well files containing, without limitation, information on operations performed in connection with each Operator Well. The Parties shall agree to a standard format within thirty (30) days of execution of this Agreement;

(f) supervise and direct all field personnel;

(g) review and approve all invoices and charges for all expenses incurred and credits received by any party providing services, materials, equipment and supplies to any Contract Area covered by an Operator Lease and submit same to Owner for payment;

(h) provide assistance, as reasonably requested by Owner, in familiarizing Owner’s personnel (including contract personnel) with the operation of any Contract Area covered by an Operator Lease, including working side-by-side with Owner’s personnel as reasonable;

(i) assist when capable (from an operational perspective) in the maintenance of well files, and supply Owner relevant materials received by Contractor to permit maintenance of Owner’s Lease and land records;

(j) provide emergency response assistance with respect to any accident, spill, upset or similar occurrence requiring immediate action to protect the health, safety and mechanical and environmental integrity of any Contract Area covered by an Operator Lease and equipment located thereon;

(k) provide reasonable assistance as requested by Owner to market production, including, without limitation, monthly nominations and management of production and transportation imbalances;

(l) provide Owner, at Contractor’s expense, an online system to permit Owner and Contractor to share files and information with respect to operations, which shall include access to periodically archived items reasonably expected of a competent operator, such as production history, regulatory filings, status of any authorizations for expenditure (“AFEs”) and the like; and

(m) as requested by Owner, respond to requests for information by other working interest owners in any Contract Area covered by an Operator Lease and manage relations with such working interest owners.

1.3  Operations on Operator Wells.  Upon Owner’s request, Contractor shall perform the following services in connection with completing, working-over, or drilling any Operator Well, or reworking, deepening, or plugging back any dry hole located on lands covered by any Operator Lease:

(a) supervise all routine well service operations and repair and maintenance operations, including onsite supervision of the installation or removal of well equipment, pumping of any treating fluid or substance into a Well, and other onsite operations performed under contract by a third party or with leased equipment;

(b) supervise all completion operations, workover operations, recompletion operations, and any type of remedial operation, whether or not it would ordinarily be considered a normal well-service operation, including, without limitation, contracting with supervisory personnel for onsite supervision as required and maintaining day-to-day supervision of such personnel;

(c) prepare operating and drilling procedures;

(d) prepare operating cost estimates and AFEs for Owner’s approval, and, upon receipt of Owner’s written approval, distribute AFEs to other working interest owners and manage approval process for all AFEs;

(e) obtain all necessary drilling permits and file all reports required under applicable Laws, or as reasonably requested by Owner, prior to, during or after completion of operations;

(f) supervise drilling supervisors through daily monitoring of drilling, deepening, recompletion or other critical operations;

(g) perform any work within Contractor’s expertise as requested by Owner;

(h) prepare AFEs and procedures and supervise, through daily monitoring of field personnel, all plugging and abandonment operations for any Operator Well in compliance with applicable Laws; and

(i) notwithstanding the foregoing, Contractor shall not initiate any operations, including, without limitation, remedial work, repairs or replacement of equipment, with an estimated total cost exceeding $10,000 without the prior written approval of Owner, except in connection with response to an emergency as provided in Section 1.2(j) of this Agreement.

1.4  Third Party Contracts.  Unless otherwise agreed by Contractor, all contracts with third parties shall be in the name of Owner under master service contracts in form approved by Owner in its sole discretion. Except as otherwise provided herein, Contractor shall have no liability with respect to third-party contracts; provided, however, Contractor shall not initiate any contract with third parties for remedial work, repairs, replacement of equipment, etc. with an estimated total cost exceeding $10,000. Notwithstanding anything to the contrary, Contractor its employees, agents, representatives and subcontractors shall not bind Owner to any third party without Owner’s express prior written consent.

1.5  Selection and Supervision of Personnel.  All personnel involved in day-to-day lease operations shall be under the operational guidance of Contractor. Contractor shall recommend to Owner the selection, hiring, dismissal and work schedule of contractors employed by Owner.

1.6  Operations on Non-Operator Wells.  Contractor shall monitor operations on all Non-Operator Wells to ensure that such operations are being conducted in accordance with the terms of the applicable Non-Operator JOA and all applicable Laws and keep Owner apprised of the status of performance and operations with respect to such Non-Operator Wells. Pursuant to such obligations, as requested by Owner, Contractor shall:

(a) monitor and review Non-Operator Well performance and prepare and deliver to Owner monthly reports on production from and on performance of the Non-Operator Wells, each in a standard form satisfactory to Owner on a per Well basis for each of the applicable Non-Operator JOAs. Contractor shall also note, evaluate and report any abnormal changes in production or performance;

(b) review and approve all joint interest billings (“JIBs”) rendered with respect to each Non-Operator Well and make recommendations to Owner concerning objections to charges shown on such JIBs;

(c) use its best efforts to establish and maintain complete and accurate well files containing information on operations performed in connection with each Non-Operator Well; and

(d) review and make recommendations to Owner regarding participation in proposed operations on such Non-Operator Wells and the AFEs for such operations, or make recommendations on proposals for operations on such Non-Operator Wells and the AFE for such operations.

1.7  Divestiture Services.  Upon written request by Owner and subject to the obligations set forth in Article XI, Contractor shall assist Owner in any efforts to market its interest in any Contract Area, including making its records and knowledgeable personnel available to accompany potential buyers and respond to questions as such potential buyers inspect and tour the subject properties. Any additional services to be provided by Contractor with respect to buying or selling properties in any Contract Area shall be the subject of a separate written agreement between Contractor and Owner. Owner shall have no duty or obligation to engage Contractor for any additional services in connection with a sale of properties within any Contract Area unless and until such separate written agreement is executed between the Parties.

1.8  Owner Access.  Owner shall have access at all reasonable times to: (a) the lands covered by the Leases; (b) the Wells; (c) all information pertaining to the Wells, including, without limitation, the production secured and the oil or gas marketed; and (d) the books, records and vouchers relating to the operation of the Leases. Contractor shall furnish Owner with weekly gauge and run tickets. Notwithstanding anything to the contrary herein, all information referenced in this Section 1.8 shall be the property of Owner.

1.9  Owner Audit Rights. At all reasonable times and upon prior written notice, Contractor shall permit employees and agents of Owner access to its offices and work locations to examine, reproduce and retain copies of such documentation and data, as necessary for Owner to verify and monitor: (a) the accuracy and propriety of fees for the Services and reimbursable expenses pursuant to this Agreement; and (b) Contractor’s compliance with the terms of this Agreement and all applicable Laws; and to interview Contractor’s personnel in connection therewith. Where the Services hereunder are billed under fixed rates, Owner’s auditors shall have sufficient access to such rates to satisfy themselves that the Services have not also been separately billed on some other basis (e.g., a reimbursable basis). The provisions of this Section 1.9 shall be applicable during the term of this Agreement and for a period of one (1) year thereafter. Any costs associated with Owner’s audit requirements or procedures shall be solely for Owner’s account. If errors or deficiencies are identified by an audit or otherwise, both Parties shall take prompt corrective action.

1.10  Owner Inspection Rights. Owner may make inspection of any of the Services or performance thereof at any time as is necessary to assure compliance by Contractor with its obligations hereunder, but failure to inspect or to discover or reject defective performance of any of the Services shall not imply acceptance thereof or waiver of any rights hereunder. If Owner’s inspectors discover any defects with regard to performance of any of the Services, Contractor shall work with owner to identify if a third party warranty applies and rectify the defect.  Contractor shall bear no expense of dismantling, repairing and replacing that portion of the Services affected by such defect and restoring such of the Services to its proper condition.

1.11  Prohibited Actions.  Unless otherwise authorized by this Agreement, Contractor its employees, agents, representatives and subcontractors shall not do, perform or authorize any of the following without the prior written consent of Owner:

(a) incur any liabilities in the name or on behalf of Owner, or borrow money or incur any indebtedness in the name or on behalf of Owner other than in the ordinary course of business and as provided in the Subject JOAs;

(b) sell, assign, surrender or relinquish, farmout, encumber, hypothecate, mortgage, burden, or otherwise alter, or impair Owner’s title in, to or under, or that may be derived from, the Leases except: (i) title to equipment that must be replaced in the ordinary course of business; and (ii) title to equipment that is obsolete and that can be sold where the value of such equipment does not exceed $10,000 per item;

(c) make any payments, applications or disbursements of Owner’s funds as provided in the Subject JOAs in an amount greater than $10,000, in any single instance, except as pursuant to an approved operation under the Subject JOAs;

(d) commit hydrocarbons attributable to the Leases to a hydrocarbon sales contract with a term longer than ninety (90) days;

(e) receive for or on behalf of Owner any of the proceeds of production attributable to the Leases; Owner is responsible for all accounting and distribution per the JOA;

(f) do any act in contravention of this Agreement, the Subject JOAs or any applicable Law;

(g) acquire any interest in the Leases or in any Contract Area; or

(h) bind Owner to any third party.

1.12  Property Protection.  Contractor shall use all reasonable efforts to perform the Services in a manner that shall cause the minimum of inconvenience to and shall avoid damaging interests and property of landowners and tenants wherever involved. To the extent Contractor damages any such property, Contractor shall restore it to the condition it was in immediately prior to causing such damage. Contractor shall assume all responsibility and risk during the performance of the Services in locating, crossing, and avoiding contact with utility lines, pipeline, pole lines, sewers, water lines, cables, or other land facilities and shall promptly repair any damage to such facilities that occurs as a result of an act or omission of Contractor.

1.13  Taxes and Liens.  Contractor hereby agrees to pay and discharge all valid taxes, lienable Claims (as defined in Section 13.2 below), charges and other impositions imposed by any Law on Contractor, arising out of, in connection with or resulting from performance of the ServiES TO INDEMNIFY, RELEASE, DEFEND AND HOLD OWNER HARMLESS AGAINST ANY LIABILITY FOR SAME. [THIS Owner shall have the right to withhold payment without interest and request Contractor to furnish proof satisfactory to Owner that all Claims for labor and materials are satisfied and discharged. Any amounts due Contractor hereunder shall be paid by Owner to Contractor, subject, however, to Owner’s right to deduct money due to Owner and to the right of Owner to withhold payments in accordance with the requirements of any applicable Law with respect to taxes and liens for labor or material.

1.14  Debris and Wreck Removal.  Contractor shall promptly remove all debris or wreckage of the property of Contractor or is subcontractors to the extent requested by Owner, required by any applicable Laws or to the extent the debris or wreckage interferes with Owner’s operations. CONTRACTOR AGREES TO BE RESPONSIBLE FOR AND ASSUME ALL LIABILITY FOR AND HEREBY AGREES TO DEFEND, RELEASE, INDEMNIFY AND HOLD HARMLESS OWNER FOR THE COSTS OF REMOVAL OF SUCH PROPERTY AND FROM AND AGAINST ANY AND ALL CLAIMS (AS DEFINED IN SECTION 13.2 BELOW) ARISING OUT OF OR RESULTING FROM CONTRACTORS’ OR OWNER’S OBLIGATION TO REMOVE SAID DEBRIS OR WRECKAGE.

ARTICLE II
COMPENSATION OF CONTRACTOR

2.1  During the term of this Agreement, Contractor shall be compensated as provided in Exhibit C.

2.2  The compensation provided in Section 2.1 shall not include any direct costs or third-party costs that are proper charges to Contractor’s account that are incurred by Contractor in connection with the Services. Owner shall reimburse Contractor for any third-party charges incurred by Contractor in accordance with this Agreement within thirty (30) business days of delivery of invoice.

ARTICLE III
RESPONSIBILITIES OF OWNER

3.1  Operator of Record.  Owner shall be the Operator of record with respect to the Operator Leases and under each of the applicable Operator JOAs.

3.2  Authority.  Owner shall be duly authorized to act as Operator under all applicable Laws, which are now or may become applicable to the operations contemplated by this Agreement.

3.3  Payment and Responsibility.  Owner shall be fully responsible for the timely payment of, and shall timely pay, all sums due for actions taken or authorized on behalf of Owner by Contractor pursuant to this Agreement and the Subject JOAs. Notwithstanding anything in this Agreement to the contrary, Contractor shall not be required to begin any operation unless and until Contractor’s invoices to Owner have been paid in full, in immediately available funds. If Owner approves Services under this Agreement with respect to Non-Operator JOAs, Contractor may invoice Owner, in advance, for the costs of such Services to be incurred within thirty (30) days after Owner’s approval of such Services.

3.4  Accounting Books and Records.  Subject to the terms of this Agreement, Contractor is not responsible for maintaining books and records with respect to the costs incurred in connection with the operation of any Contract Area, but only for approval of invoices received in connection with such operations as provided in Section 1.2(g).  At all reasonable times and upon thirty (30) days prior written notice, Owner shall give Contractor access to Lease Operating Statements (LOS) and Lease Operating Expense (LOE) statements and supporting data used to calculate Contractor’s compensation. These requests will be honored for a period of one (1) year after the expiration of this Agreement.

ARTICLE IV
HEALTH AND SAFETY OBLIGATIONS

BY EXECUTING THIS AGREEMENT, CONTRACTOR REPRESENTS AND WARRANTS THAT IT IS QUALIFIED TO DO BUSINESS IN EACH OF THE JURISDICTIONS WITHIN ANY CONTRACT AREA. CONTRACTOR FURTHER REPRESENTS AND WARRANTS THAT ITS EMPLOYEES ARE QUALIFIED AND COMPETENT AND THAT CONTRACTOR IS, AND WILL BE THROUGHOUT THE DURATION OF THIS AGREEMENT, TRAINED TO MEET AND COMPLY WITH THE STANDARDS OF A REASONABLY PRUDENT OPERATOR IN ALL MATTERS RELATED TO HEALTH, SAFETY AND WORK ENVIRONMENT, AND THAT IT MEETS ALL REQUIREMENTS IMPOSED BY U.S. DEPARTMENT OF LABOR, OCCUPATIONAL SAFETY & HEALTH ADMINISTRATION AND REQUIREMENTS UNDER ALL APPLICABLE LAWS, AND THAT IT ADMINISTERS ALL MANDATED EMPLOYEE DRUG TESTING. SUBJECT TO THE STANDARDS OF A REASONABLY PRUDENT OPERATOR, CONTRACTOR SHALL ADOPT ANY AND ALL METHODS, PROCEDURES AND PRECAUTIONS AS ARE NECESSARY TO COMPLY WITH THE PROVISIONS IN THIS ARTICLE IV.

ARTICLE V
INDEPENDENT CONTRACTOR

Contractor undertakes the performance of the Services as an independent contractor, and neither Contractor nor any of its employees, contractors, vendors or agents will be deemed to be an employee, servant, agent or partner of, or joint venturer with, Owner. Owner shall have no direction or control of Contractor, or its employees and agents, except in the results to be obtained. Owner shall not, in any respect, be responsible for the hiring, employment or working conditions of the persons employed or retained by Contractor in connection with the performance of Contractor’s obligations under the terms of this Agreement. Contractor agrees that it shall be responsible for the payment of all compensation benefits paid to or for the benefit of its employees and that it shall have no right of reimbursement, contribution or indemnity from the Operator for any compensation or benefits paid by Contractor to its employees.

ARTICLE VI
INSURANCE

Owner and Contractor shall each maintain insurance of the type, in the amounts and with the limits set forth on Exhibit D, unless additional insurance coverage or higher insurance limits are required of Owner under the terms of any Subject JOA, in which case Owner shall obtain such insurance coverage as required under such Subject JOA. Each Party shall be named as an additional insured under each of the other Party’s policies for the duration thereof and each of such policies shall contain a waiver of subrogation. Contractor’s policies shall be carried with insurance companies reasonably satisfactory to Owner and contain endorsements stating that the insurer will give thirty (30) days written notice to Owner of non-renewal, cancellation, substantial amendment or alteration of such coverage. When requested by Owner, Contractor shall promptly provide Owner with insurance certificate(s) to evidence procurement of the insurance required herein and such certificate(s) shall contain reference to the endorsements required herein. Contractor shall require all subcontractors to obtain, maintain and keep in force during the time in which such subcontractors are engaged in performing any of the Services hereunder, adequate insurance coverage and provide Owner with acceptable evidence of such coverage upon Owner’s request. All policies of any subcontractor shall be endorsed to provide a waiver of subrogation. Any deficiencies in coverage with respect to Contractor or any subcontractor shall be the responsibility of Contractor. Contractor shall be solely responsible for all deductible amounts, premiums, franchise amounts and other charges due with respect to Contractor’s required insurance herein. Failure on the part of Contractor or any of Contractor’s subcontractors to procure or maintain the required insurance shall constitute a material breach of this Agreement upon which Owner may terminate this Agreement.

ARTICLE VII
FORCE MAJEURE

Neither Owner nor Contractor shall be liable to the other for any delay due, occasioned or caused as a result of any applicable Law or by causes beyond the control of a Party to overcome by the exercise of due diligence (“Force Majeure”). If Contractor is delayed or prevented from performing for any such cause, it shall do all things reasonably possible to remove such cause and shall resume performance hereunder as soon as such cause is removed. If, in Owner’s sole opinion, the Force Majeure causes substantial suspension of performance of the Services, Owner may terminate this Agreement and all Services without further obligation, except payment for any of the Services already performed. If performance of any of the Services is suspended due to a labor dispute by Contractor or its subcontractors with its or their employees, no payment shall be due to Contractor of the period during which performance of any of the Services is suspended.

ARTICLE VIII
BINDING EFFECT OF AGREEMENT

This Agreement shall be binding upon the Parties and their respective successors and permitted assigns. Notwithstanding anything to the contrary, this Agreement and the duties and obligations hereunder are not assignable by Contractor without the prior written consent of Owner. Any assignment in contravention of this Article VIII shall be void.

ARTICLE IX
AMENDMENT, TERMINATION AND TURNOVER DATE

9.1  The Parties contemplate that over time, in Owner’s sole discretion, Owner shall take over operations from Contractor in specific Contract Areas under the Operator JOAs, and that Contractor will continue to provide the Services for the remaining Contract Areas. As Owner takes over operations from Contractor, Exhibits A and B shall be amended accordingly.

9.2  On or after ninety (90) days from the date of this Agreement, either Party shall have the right to terminate this Agreement without cause by providing the other Party with sixty (60) days prior written notice, which period may be shortened by mutual agreement of the Parties.  In the event of a material breach of this Agreement by either Party, including the failure of a Party to perform any operation or action proposed hereunder that the other Party believes is necessary to comply with applicable Laws relating to safety or the environment, the other Party may terminate this Agreement by providing the breaching Party with two (2) days prior written notice. In the event of termination by Owner, Owner shall pay Contractor, in full, all amounts due Contractor through the termination date. Upon termination of this Agreement or partial termination as to any Contract Area, Contractor will cooperate with Owner for an orderly transition of operations and will turn over all books and records regarding the subject Contract Area upon request. Owner shall compensate Contractor for post-termination services requested by Owner and provided in connection with the transition at Contractor’s standard day rate as set forth on Exhibit C.

9.3  Upon termination of this Agreement, the Parties shall not be relieved of any liabilities arising from or incident to any of the Services rendered prior to the termination or the Services then underway and completed after termination. Neither Party shall be liable to the other Party for any cost or loss in connection with such termination, including but not limited to loss of anticipatory profits. Upon termination of this Agreement, Contractor shall immediately remove all of its and its subcontractors’ equipment and materials from Owner’s premises, including all Contract Areas, that are not necessary for the completion of or the provision of any of the Services then underway and, notwithstanding anything herein to the contrary, sixty (60) days after receipt by Contractor of notice of the termination of this Agreement from Owner, Owner shall bear no responsibility for the equipment or materials of Contractor that remain on Owner’s premises, including all Contract Areas, but which are not necessary for the completion or the provision of any of the Services then underway. CONTRACTOR HEREBY AGREES TO BE RESPONSIBLE FOR AND ASSUME ALL LIABILITY FOR AND HEREBY AGREES TO INDEMNIFY, DEFEND, RELEASE AND  HOLD HARMLESS OWNER FOR THE COSTS OF REMOVAL OF ANY SUCH PROPERTY AND FROM AND AGAINST ANY AND ALL CLAIMS (AS DEFINED IN SECTION 13.2 BELOW) ARISING OUT OF OR RESULTING FROM CONTRACTOR’S OBLIGATION TO REMOVE SUCH PROPERTY FROM SUCH PREMISES. Nothing herein shall limit Owner’s right to terminate this Agreement for default by Contractor.

9.4  Either Party may, by delivering written notice to the other Party, terminate this Agreement as of the date specified in such notice if the other Party: (a) fails to pay, or admits in writing its inability to pay, its debts as they become due; (b) commences any insolvency proceeding with respect to itself; (c) takes any action to effectuate or authorize either (a) or (b); (d) becomes the subject of any involuntary insolvency proceeding, or has any writ, judgment, warrant of attachment, execution or similar process issued or levied against all or a substantial part of its properties, and any such proceeding or petition is not dismissed, or such writ judgment, warrant of attachment, execution or similar process is not released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (e) admits the material allegation of a petition against it in any insolvency proceeding, or an order for relief is issued against it in any insolvency proceeding; or (f) consents to the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefore), for itself or a substantial portion of its property or business. A termination under this Section shall be deemed a termination for cause.

9.5  If this Agreement is terminated pursuant to this Article IX, Articles V, VII, IX, X, XI, XIII and XIV shall remain in full force and effect in accordance with their respective terms.

ARTICLE X
NOTICES

All notices required or permitted under this Agreement shall be in writing and addressed as set forth below. Any notice hereunder shall be deemed to have been duly made and the receiving Party charged with notice: (a) if personally delivered, when received; (b) if sent by facsimile or electronic mail transmission, upon acknowledgment of receipt; (c) if mailed, five (5) Business Days after mailing, certified mail, return receipt requested; or (d) two (2) days after delivery to Fedex or other reputable overnight courier. All notices shall be addressed as follows:

Owner:	Contractor:
Condor Energy Technology LLC	South Texas Reservoir Alliance LLC
PO Box 3540	1416-B Campbell Rd, Suite 204
Silver Springs, Nevada 89429	Houston, TX 77055
Attention: Frank C. Ingriselli, President	Attention: Sean Fitzgerald
With a copy to: General Counsel
Telephone: (925) 984-2845	Telephone: 281-716-5730
Fax: (925) 403-0703	Fax: 281-815-2882
Email: cmoore@pacificenergydevelopment.com	Email: Sean.Fitzgerald@stxra.com
ingriselli@pacificenergydevelopment.com

Overnight Address of Owner:

Condor Energy Technology LLC
4590 Deodar
Silver Springs, NV 89429

Any Party may, by written notice so delivered to the other Party, change the address or individual to which delivery shall thereafter be made. For purposes of this Agreement, the term “Business Day” means a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Texas or the laws of the United States of America.

ARTICLE XI
CONFIDENTIAL INFORMATION, NO COMPETITION/SOLICITATION/INTERFERENCE
AND OWNERSHIP OF DOCUMENTS

11.1  From and after the date of this Agreement, and for a period of two (2) years after the termination of this Agreement, Contractor shall treat all information exchanged and relating to the Services or any other transaction contemplated hereby as confidential (the “Confidential Information”). Contractor shall take reasonable precautions as may be necessary to prevent the disclosure of any portion of the Confidential Information to any third party. Without the prior written consent of Owner, Contractor shall not disclose any of the Confidential Information, except to any of the following (on a confidential basis): (a) members, partners, managers, officers, directors, employees, attorneys, accountants and engineers of Contractor, and other agents or consultants engaged by Contractor; or (b) any parties to which Contractor is required to disclose such information by law or by the rules of any recognized stock exchange on which the securities of Contractor are traded. Contractor shall be responsible for any breach hereof committed by its employees, agents, representatives and subcontractors. The Parties acknowledge that the breach of the terms of this provision may cause irreparable harm for which monetary damages would be inadequate and difficult to ascertain. Therefore, the Parties hereby agree that, in the event of a breach or threatened breach hereof, Owner may seek an injunction, restraining order, specific performance, and such other remedies and relief, in law or at equity, or any combination thereof, which Owner may deem in its sole discretion as necessary or advisable. The filing of any particular cause of action hereunder shall not be deemed an election of remedies.

11.2  For purposes of this Agreement, “Confidential Information” does not include information that: (a) is already in possession of the public or becomes available to the public other than through the breach of this Agreement by Contractor or any other Person (defined in Section 11.3) to whom Confidential Information is distributed pursuant to this Agreement; or (b) is required to be disclosed under applicable Laws, stock exchange regulations or court order, provided that Contractor shall make all reasonable efforts to deliver prompt written notice to Owner prior to such disclosure.

11.3  Neither Contractor nor any of Contractor’s officers, managers, employees, professional or technical staff, representatives, agents, Affiliates, or any of such Affiliate’s employees, shall invest in, accept employment from, serve as a consultant to, or accept compensation from, any Person engaged in any business or activity of leasing, acquiring, exploring, developing, producing, operating or marketing oil and gas interests within any of the Contract Areas during the term of this Agreement and for a period of two (2) years thereafter. During such period, Contractor agrees not to directly or indirectly cause or attempt to cause any employee, agent or contractor of Owner or any Affiliate of Owner to terminate his or her employment, agency or contractor relationship with Owner or any Affiliate of Owner; or interfere or attempt to interfere with: (a) the relationship between Owner and any of Owner’s Affiliates, employees, agents, contractors or any third party (except in accordance with the terms of this Agreement); or (b) any transaction, agreement, prospective agreement, business opportunity or business relationship in which Owner or any Affiliate of Owner was involved during the term of this Agreement (except in accordance with the terms of this Agreement). For purposes of this Agreement, “Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under common control with such Person, with control in such context meaning the ability to direct the management or policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement, or otherwise, and “Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization, governmental authority or other entity.

11.4  The Parties acknowledge that the breach of the obligations contained in this Article XI may cause Owner serious economic harm and that the remedies available to Owner by law may be inadequate. Therefore, upon any breach by Contractor of Contractor’s obligations under this Article XI, Owner shall be entitled to seek immediate injunctive relief and/or specific performance, in addition to any other appropriate forms of equitable or legal relief, including but not limited to, monetary damages and reasonable attorney’s fees.

11.5  Owner and Contractor hereby agree that all tracings, designs, drawings, field notes, requisitions, purchase orders, specifications, computer programs (data files and other software in whatever form), and other documents or records developed in connection with this Agreement or otherwise shall be the sole property of Owner.

ARTICLE XII
AMENDMENTS TO THE AGREEMENT
AND GOVERNING LAWS

THIS AGREEMENT MAY NOT BE ALTERED, OR AMENDED, NOR ANY RIGHTS HEREUNDER WAIVED, EXCEPT BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTY TO BE CHARGED WITH SUCH AMENDMENT OR WAIVER. IN THE EVENT ANY PROVISION OF THIS AGREEMENT IS HELD INVALID BY ANY COURT OF COMPETENT JURISDICTION, THE SAME SHALL IN NO MANNER AFFECT THE VALIDITY OF ANY OF THE OTHER PROVISIONS OF THIS AGREEMENT, AND THE PARTIES SHALL ENDEAVOR TO REPLACE THE INVALID PROVISIONS WITH PROVISIONS THAT CORRESPOND TO THE ORIGINAL ECONOMIC AND GENERAL INTENTION OF THE PARTIES, IT BEING THE INTENTION OF THE PARTIES THAT EACH PROVISION HEREOF IS BEING STIPULATED SEPARATELY. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

ARTICLE XIII
INDEMNIFICATION

13.1         CONTRACTOR SHALL GENERALLY HAVE THE PROTECTIONS, BENEFITS, AND INDEMNIFICATIONS OF OWNER UNDER THE TERMS OF THE OPERATOR JOAS JUST AS IF CONTRACTOR WERE THE DESIGNATED OPERATOR UNDER THE OPERATOR JOAS, AND TO THE FULLEST EXTENT POSSIBLE, OWNER HEREBY ASSIGNS AND TRANSFERS ALL OF SUCH PROTECTIONS, BENEFITS AND INDEMNIFICATIONS TO CONTRACTOR DURING THE TERM OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT SUCH ASSIGNMENT SHALL NOT ENTITLE CONTRACTOR (a) TO CLAIM OR ASSERT ANY LIENS OR SECURITY INTERESTS THAT WOULD BE GRANTED TO THE OPERATOR UNDER ANY OF THE OPERATOR JOAS, OR (b) TO SETTLE ANY CLAIMS (AS DEFINED IN SECTION 13.2 BELOW) OR LAWSUITS PERTAINING TO ANY CONTRACT AREA.

13.2         BODILY INJURY, DEATH AND DAMAGE TO PROPERTY OF CONTRACTOR’S EMPLOYEES, AGENTS, REPRESENTATIVES AND SUBCONTRACTORS:

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, CONTRACTOR AGREES TO BE RESPONSIBLE AND ASSUME ALL LIABILITY FOR, AND HEREBY AGREES TO DEFEND, RELEASE, INDEMNIFY AND HOLD HARMLESS OWNER, ITS PARENT, OFFICERS, DIRECTORS, EMPLOYEES, JOINT OWNERS, AFFILIATES AND OTHER CONTRACTORS (OTHER THAN CONTRACTOR) (THE “OWNER INDEMNIFIED PARTIES”) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, COMPLAINTS, CAUSES OF ACTION, SUITS, ACTIONS, APPEALS, ACCOUNTS, DEBTS, DAMAGES, AWARDS, PENALTIES, FINES, JUDGMENTS, RECOVERIES, SETTLEMENTS, DUTIES, OBLIGATIONS, LIABILITIES, LOSSES, INDEMNITIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS, EXPERT WITNESS FEES AND REASONABLE ATTORNEY’S FEES) OF EVERY KIND AND CHARACTER WITHOUT LIMIT (COLLECTIVELY, “CLAIMS”) ARISING IN CONNECTION WITH: (a) BODILY INJURY TO AND/OR DEATH OF CONTRACTOR’S EMPLOYEES, AGENTS, REPRESENTATIVES, SUBCONTRACTORS AND SUBCONTRACTOR’S EMPLOYEES, AND CONTRACTOR’S INVITEES; AND (b) DAMAGE TO PROPERTY OF CONTRACTOR, CONTRACTOR’S EMPLOYEES, AGENTS, REPRESENTATIVES, SUBCONTRACTORS AND SUBCONTRACTOR’S EMPLOYEES, AND CONTRACTOR’S INVITEES; ARISING OUT OF OR RESULTING FROM THE PERFORMANCE OF THIS AGREEMENT, EVEN THOUGH GROUNDLESS, FALSE OR FRAUDULENT; PROVIDED, HOWEVER, THAT SUCH CLAIM WAS NOT CAUSED BY OR A RESULT OF THE SOLE OR CONCURRENT NEGLIGENCE OF ANY SUCH OWNER INDEMNIFIED PARTY. CONTRACTOR’S DEFENSE, RELEASE, AND INDEMNITY OBLIGATIONS UNDER THIS SECTION SHALL BE PRIMARY AND WITHOUT REGARD TO AND WITHOUT ANY RIGHT TO CONTRIBUTION FROM ANY INSURANCE MAINTAINED OR MADE AVAILABLE TO OWNER. IF IT IS JUDICIALLY DETERMINED THAT THE MONETARY LIMITS OF INSURANCE REQUIRED UNDER ARTICLE VI INCLUSIVE, OR OF THE DEFENSE AND/OR INDEMNITY OBLIGATIONS VOLUNTARILY ASSUMED UNDER THIS SECTION (WHICH CONTRACTOR AND OWNER HEREBY AGREE WILL BE SUPPORTED EITHER BY AVAILABLE LIABILITY INSURANCE, UNDER WHICH THE INSURER HAS NO RIGHT OF SUBROGATION AGAINST OWNER OR CONTRACTOR, OR VOLUNTARILY SELF-INSURED, IN PART OR WHOLE) EXCEED THE MAXIMUM LIMITS PERMITTED UNDER APPLICABLE LAWS, IT IS AGREED THAT SAID INSURANCE REQUIREMENTS AND/OR DEFENSE AND/OR INDEMNITY OBLIGATIONS SHALL AUTOMATICALLY BE AMENDED TO CONFORM TO THE MAXIMUM MONETARY LIMITS PERMITTED UNDER SUCH LAW.

13.3         BODILY INJURY, DEATH AND DAMAGE TO PROPERTY OF OWNER’S EMPLOYEES, AGENTS, REPRESENTATIVES AND SUBCONTRACTORS:

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, OWNER AGREES TO BE RESPONSIBLE AND ASSUME ALL LIABILITY FOR, AND HEREBY AGREES TO DEFEND, RELEASE, INDEMNIFY AND HOLD HARMLESS CONTRACTOR, ITS PARENT, OFFICERS, MANAGERS, EMPLOYEES AND MEMBERS (THE “CONTRACTOR INDEMNIFIED PARTIES”) FROM AND AGAINST ANY AND ALL CLAIMS ARISING IN CONNECTION WITH: (a) BODILY INJURY TO AND/OR DEATH OF OWNER’S EMPLOYEES, AGENTS, REPRESENTATIVES, SUBCONTRACTORS AND SUBCONTRACTOR’S EMPLOYEES, AND OWNER’S INVITEES (EXCLUDING CONTRACTOR, CONTRACTOR’S EMPLOYEES, AGENTS, REPRESENTATIVES, SUBCONTRACTORS AND SUBCONTRACTOR’S EMPLOYEES, AND CONTRACTOR’S INVITEES); AND (b) DAMAGE TO PROPERTY OF OWNER’S EMPLOYEES, AGENTS, REPRESENTATIVES, SUBCONTRACTORS AND SUBCONTRACTOR’S EMPLOYEES, AND CONTRACTOR’S INVITEES (EXCLUDING CONTRACTOR, CONTRACTOR’S EMPLOYEES, AGENTS, REPRESENTATIVES, SUBCONTRACTORS AND SUBCONTRACTOR’S EMPLOYEES, AND CONTRACTOR’S INVITEES); ARISING OUT OF OR RESULTING FROM THE PERFORMANCE OF THIS AGREEMENT, EVEN THOUGH GROUNDLESS, FALSE OR FRAUDULENT; PROVIDED, HOWEVER, THAT SUCH CLAIM WAS NOT CAUSED BY OR A RESULT OF THE SOLE OR CONCURRENT NEGLIGENCE OF ANY SUCH CONTRACTOR INDEMNIFIED PARTY. OWNER’S DEFENSE, RELEASE, AND INDEMNITY OBLIGATIONS UNDER THIS SECTION SHALL BE PRIMARY AND WITHOUT REGARD TO AND WITHOUT ANY RIGHT TO CONTRIBUTION FROM ANY INSURANCE MAINTAINED OR MADE AVAILABLE TO CONTRACTOR. IF IT IS JUDICIALLY DETERMINED THAT THE MONETARY LIMITS OF INSURANCE REQUIRED UNDER ARTICLE VI INCLUSIVE, OR OF THE DEFENSE AND/OR INDEMNITY OBLIGATIONS VOLUNTARILY ASSUMED UNDER THIS SECTION (WHICH CONTRACTOR AND OWNER HEREBY AGREE WILL BE SUPPORTED EITHER BY AVAILABLE LIABILITY INSURANCE, UNDER WHICH THE INSURER HAS NO RIGHT OF SUBROGATION AGAINST OWNER OR CONTRACTOR, OR VOLUNTARILY SELF-INSURED, IN PART OR WHOLE) EXCEED THE MAXIMUM LIMITS PERMITTED UNDER APPLICABLE LAWS, IT IS AGREED THAT SAID INSURANCE REQUIREMENTS AND/OR DEFENSE AND/OR INDEMNITY OBLIGATIONS SHALL AUTOMATICALLY BE AMENDED TO CONFORM TO THE MAXIMUM MONETARY LIMITS PERMITTED UNDER SUCH LAW.

13.4         THIRD PARTY CLAIMS:

FOR CLAIMS BROUGHT BY OR ON BEHALF OF ANYONE OTHER THAN THOSE CLAIMANTS LISTED IN SECTIONS 13.2 AND 13.3 ABOVE, THE PARTIES’ RESPECTIVE INDEMNITY OBLIGATIONS SHALL BE AS SET FORTH IN THIS SECTION 13.4.

(a) Contractor’s Negligence:  CONTRACTOR AGREES TO PROTECT, DEFEND, INDEMNIFY, RELEASE AND HOLD THE OWNER INDEMNIFIED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, IN FAVOR OF ANY PERSON OR PARTY, FOR INJURY TO OR ILLNESS OR DEATH OF ANY PERSON, OTHER THAN AS PROVIDED IN SECTIONS 13.2 AND 13.3 ABOVE, OR DAMAGE TO OR LOSS OF PROPERTY OF ANY SUCH PERSON, AND WHICH SUCH INJURY, ILLNESS, DEATH OR PROPERTY DAMAGE ARISES OUT OF OR IS INCIDENT TO THE PERFORMANCE OF ANY OF THE SERVICES TO THE EXTENT, AND IN THE PROPORTION THAT, SUCH INJURY, ILLNESS, DEATH OR PROPERTY DAMAGE IS CAUSED OTHER THAN BY THE NEGLIGENCE OF OWNER, ITS EMPLOYEES, AGENTS OR OTHER CONTRACTORS THAT ARE DIRECTLY RESPONSIBLE TO OWNER.

(b) Owner’s Negligence:  OWNER AGREES TO PROTECT, DEFEND, INDEMNIFY, RELEASE AND HOLD THE CONTRACTOR INDEMNIFIED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, IN FAVOR OF ANY PERSON OR PARTY, FOR INJURY TO OR ILLNESS OR DEATH OF ANY PERSON, OTHER THAN AS PROVIDED IN SECTIONS 13.2 AND 13.3 ABOVE, OR DAMAGE TO OR LOSS OF PROPERTY OF ANY SUCH PERSON, AND WHICH SUCH INJURY, ILLNESS, DEATH OR PROPERTY DAMAGE ARISES OUT OF OR IS INCIDENT TO THE PERFORMANCE OF ANY OF THE SERVICES, TO THE EXTENT, AND ONLY TO THE EXTENT, AND ONLY IN THE PROPORTION THAT, SUCH INJURY, ILLNESS, DEATH OR PROPERTY DAMAGE IS CAUSED BY THE NEGLIGENCE OF OWNER, ITS EMPLOYEES, AGENTS OR OTHER CONTRACTORS THAT ARE DIRECTLY RESPONSIBLE TO OWNER.

13.5         POLLUTION AND HAZARDOUS MATERIALS AND SUBSTANCES.

(a) CONTRACTOR’S RESPONSIBILITIES.  SUBJECT TO THE INDEMNITY OBLIGATIONS CONTAINED IN SECTIONS 13.2 THROUGH 13.4, AND NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, CONTRACTOR AGREES TO BE RESPONSIBLE AND ASSUME ALL LIABILITY FOR AND HEREBY AGREES TO INDEMNIFY, RELEASE, DEFEND AND HOLD HARMLESS THE OWNER INDEMNIFIED PARTIES AGAINST ALL CLAIMS ARISING IN CONNECTION WITH DAMAGE TO PROPERTY ARISING OUT OF OR RESULTING FROM POLLUTION OR CONTAMINATION (INCLUDING, BUT NOT LIMITED TO, CONTROL, REMOVAL, RESTORATION AND CLEANUP OF ALL POLLUTION OR CONTAMINATION), WHICH ORIGINATES FROM CONTRACTOR’S OR ANY OF CONTRACTOR’S SUBCONTRACTORS’ PROPERTY, INCLUDING, BUT NOT LIMITED TO, SPILLS OR LEAKS OF FUEL, LUBRICANTS, MOTOR OILS. PIPE DOPE, PAINTS, SOLVENTS, BALLASTS, BILGE, GARBAGE, SEWERAGE, REGARDLESS OF FAULT, AND ALTHOUGH THEIR USE OR DISPOSITION MAY BE AT OWNER’S DIRECTION; PROVIDED, HOWEVER, THAT SUCH CLAIM WAS NOT CAUSED BY OR A RESULT OF THE SOLE OR CONCURRENT NEGLIGENCE OF ANY SUCH OWNER INDEMNIFIED PARTY.

(b) OWNER’S RESPONSIBILITIES.  SUBJECT TO THE INDEMNITY OBLIGATIONS CONTAINED IN SECTIONS 13.2 THROUGH 13.4, AND NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, OWNER AGREES TO BE RESPONSIBLE AND ASSUME ALL LIABILITY FOR AND HEREBY AGREES TO INDEMNIFY, RELEASE, DEFEND AND HOLD HARMLESS THE CONTRACTOR INDEMNIFIED PARTIES AGAINST ALL CLAIMS ARISING IN CONNECTION WITH DAMAGE TO PROPERTY ARISING OUT OF OR RESULTING FROM POLLUTION OR CONTAMINATION (INCLUDING, BUT NOT LIMITED TO, CONTROL, REMOVAL, RESTORATION AND CLEANUP OF ALL POLLUTION OR CONTAMINATION), WHICH ORIGINATES FROM OWNER’S PROPERTY WITHIN ANY CONTRACT AREA, INCLUDING, BUT NOT LIMITED TO, SPILLS OR LEAKS OF FUEL, LUBRICANTS, MOTOR OILS. PIPE DOPE, PAINTS, SOLVENTS, BALLASTS, BILGE, GARBAGE, SEWERAGE, REGARDLESS OF FAULT; PROVIDED, HOWEVER, THAT SUCH CLAIM WAS NOT CAUSED BY OR A RESULT OF THE SOLE OR CONCURRENT NEGLIGENCE OF ANY SUCH CONTRACTOR INDEMNIFIED PARTY.

13.6          IT IS THE INTENT OF THE PARTIES HERETO THAT ALL OBLIGATIONS,  LIABILITIES, AND RISKS ALLOCATED OR ASSUMED BY THE PARTIES UNDER TERMS OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, SECTIONS 13.2 THROUGH 13.5, BE WITHOUT LIMIT. THE DEFENSE AND INDEMNITY OBLIGATIONS, AND RELEASES AND ASSUMPTIONS OF LIABILITY AND ALLOCATIONS OF RISKS EXTENDED BY THE PARTIES HERETO UNDER SECTIONS 13.2 THROUGH 13.5 SHALL INURE TO THE BENEFIT OF THE PARTIES, THEIR RESPECTIVE PARENTS, HOLDING COMPANIES, SUBSIDIARIES AND AFFILIATES, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, MANAGERS, EMPLOYEES, AGENTS AND SERVANTS. THE TERMS AND PROVISIONS OF SECTIONS 13.2 THROUGH 13.5 SHALL HAVE NO APPLICATION TO CLAIMS OR CAUSES OF ACTION ASSERTED AGAINST OWNER OR CONTRACTOR BY REASON OF ANY AGREEMENT OF INDEMNITY WITH A PERSON OR ENTITY NOT A PARTY HERETO. THE DEFENSE AND INDEMNITY OBLIGATIONS IN SECTIONS 13.2 THROUGH 13.5 SHALL BE PRIMARY AND IN NO RESPECT AFFECTED BY ANY AGREEMENTS WITH ANY PERSON OR ENTITY NOT A PARTY HERETO. THE CONTRACTUAL DEFENSE AND INDEMNITY REQUIREMENTS SHALL ALSO BE PRIMARY TO ANY INSURANCE ON WHICH OWNER IS NAMED AS AN ADDITIONAL INSURED, INCLUDING THAT INSURANCE REQUIRED UNDER ARTICLE VI INCLUSIVE.

13.7          IT IS EXPRESSLY AGREED THAT NEITHER OWNER NOR CONTRACTOR SHALL BE LIABLE TO THE OTHER PARTY’S INDEMNIFIED GROUP FOR, AND THE PARTIES SHALL DEFEND, INDEMNIFY, RELEASE AND HOLD EACH OTHER HARMLESS FROM AND AGAINST, ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RESULTING FROM OR ARISING DIRECTLY OR INDIRECTLY, OUT OR OF IN CONNECTION WITH THE SERVICES OR OPERATIONS HEREUNDER RELATED TO RESERVOIR DAMAGE, LOSS OF RESERVES, OR CRATERING OR BLOWOUT OF THE BOREHOLE, INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF DATA, LOSS OF ASSETS, LOSS OF PROFIT, LOSS OF BUSINESS, OR BUSINESS INTERRUPTION UNLESS CAUSED BY OR A RESULT OF THE SOLE OR CONCURRENT NEGLIGENCE OF SUCH INDEMNIFIED PARTY OR ITS INDEMNIFIED GROUP.

13.8           The Parties each agree to: (a) immediately notify the other of any accident or incident in which physical injury, property damage or pollution or contamination occurs; (b) complete a written accident report for each occurrence; and (c) provide the other Party with a copy of each such accident report. Each Party agrees to promptly notify the other Party within thirty (30) days after receipt of any Claim for which it may seek indemnification hereunder.

13.9           As a part of the consideration for this Agreement, Contractor hereby agrees that the provisions of the foregoing Sections 13.2 through 13.8 inclusive shall extend to and be enforceable by and for the benefit of any non-operating working interest owners, joint venturers or partners for whom Owner may be performing operations or services.

ARTICLE XIV
MISCELLANEOUS

14.1  In the event of any disputes related to this Agreement, the prevailing Party shall recover court costs and reasonable attorney’s fees from the opposing Party.

14.2  The headings of the articles and sections of this Agreement and any listing of its contents are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

14.3  Harris County, Texas shall be the exclusive venue and jurisdiction for any litigation between the Parties.

14.4  EACH PARTY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY DISCLAIMS, RELEASES AND WAIVES (a) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED OR ASSOCIATED THEREWITH, BEFORE OR AFTER TERMINATION; (b) ANY CLAIMS AGAINST THE OTHER PARTY FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST SALES, REVENUES, PRODUCTION, PROFITS OR INCOME), EXCEPT WITH RESPECT TO INDEMNIFICATION OF THIRD PARTY CLAIMS IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT.

14.5  This Agreement embodies the whole agreement of the Parties. There are no promises, terms, conditions, or obligations other than those contained herein. If Contractor provides or renders any of the Services, then in the event of a conflict between the terms of performance for such of the Services, whether made orally or in writing, and the terms of this Agreement, the terms of this Agreement shall prevail. In the event of a conflict between the provisions hereof and the provisions of any printed or other pre-prepared form of work or service order, job, or delivery ticket, or other similar form, submitted to Contractor by Owner in connection with any of the Services performed hereunder, the provisions of this Agreement shall prevail and be controlling.

14.6  All references in this Agreement to Exhibits, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection or other subdivision unless expressly so limited. The words “this Article,” “this Section,” and “this subsection,” and words of similar import, refer only to Article, Section or subsection hereof in which such words occur. The word “including” (in its various forms) means including without limitation. All references to “$” or “dollars” shall be deemed references to United States dollars. Terms used in this Agreement, which are defined elsewhere in this Agreement, shall have the definitions so provided herein unless expressly provided otherwise. Each accounting term not defined herein will have the meaning given to it under United States generally accepted accounting principles, consistently applied, as interpreted as of the date of this Agreement. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. All exhibits attached to this Agreement are hereby incorporated by reference herein and made a part hereof for all purposes as if set forth in their entirety herein. References to any law or agreement shall mean such law or agreement as it may be amended from time to time.

14.7  Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the day and year first above written.

CONTRACTOR:

South Texas Reservoir Alliance LLC

By:	/s/ Sean Fitzgerald
Name:	Sean Fitzgerald
Title:	Manager

OWNER:

Condor Energy Technology LLC

By:	/s/ Clark Moore
Name:	Clark Moore
Title:	EVP and General Counsel

Signature Page - Contract
Operating Services Agreement

EXHIBIT A
Leases

[Separately Attached]

EXHIBIT B
Wells

[Blank]

EXHIBIT C
Contractor Compensation

For all hours of Service provided by STXRA hereunder in any calendar month CONDOR shall pay STXRA on an hourly basis (rounded to the nearest 1/10 hour) per the schedule set forth below (“Hourly Compensation”), or such per-day rates as agreed upon in writing by the Parties. The Monthly Retainer (as defined in the SCA) shall be drawn down according to the Hourly Compensation set forth below.  STXRA will promptly deliver notice to CONDOR via email in the event Hourly Compensation in any month during the term of the Agreement exceeds $10,000. Hourly Compensation charges and authorized business expenses will continue to be accrued by STXRA throughout the month and will be invoiced at the beginning of each following month with an itemized billing report. Payment will be expected within thirty (30) days of receipt. The hourly rate charges for the STXRA’s employees are as follows:

$250 per hour for principals of STXRA
(As of the date of this Agreement, Michael Rozenfeld, Sean Fitzgerald, and Kris Johnson)

$150 per hour for managers or engineers
(As of the date of this Agreement, William Sparker and Hakim Benhammou)

$75 per hour for technical analysts / regulatory analysts
(As of the date of this Agreement, Angelina Galvan)

STXRA plans to increase staffing as conditions dictate and will keep CONDOR informed as to such staffing changes. CONDOR recognizes that STXRA currently does not have a full-time drilling engineer or geophysicist on staff and may need to hire contract staff to meet CONDOR’s needs at CONDOR’s expense.

Notwithstanding the foregoing, STXRA’s maximum day rate per STXRA employee shall not exceed 8x such person’s applicable hourly rate per full day of Services performed in STXRA offices provided for hereunder.

The maximum day rate for out of office (excluding field or on location) work per STXRA employee shall not exceed 10x such person’s applicable hourly rate per full day of Services performed.

The maximum day rate for field or on location work per STXRA employee shall not exceed 14x such person’s applicable hourly rate per full day of Services performed.

Travel time will be charged at 50% of the applicable employees’ hourly rate with the maximum to not exceed the previously mentioned maximum rates.

Notwithstanding the foregoing, in no event is the maximum day rate per STXRA employee to exceed $2,500 per full day of Services performed.

In exchange for the Monthly Retainer, CONDOR shall receive $11,111.12 worth of work. The Monthly Retainer will not be deemed to have been depleted until after $11,111.12 worth of work in a given month has been performed by STXRA on behalf of CONDOR. All work in excess of $11,111.12 will be billed at the regular rates. For example, if in a given month the total bill to CONDOR from STXRA is $15,000, CONDOR will only have to pay $13,888.88, which is the $10,000 retainer for $11,111.12 worth of work plus an additional $3,888.88 for the additional $3,888.88 worth of work.

EXHIBIT D
Insurance

Each Party shall be named as an additional insured under each of the other Party’s policies for the duration of this Agreement and each policy shall contain a waiver of subrogation. Subject to Article VI, Contractor shall maintain the following policies of insurance with the corresponding limits:

(a)	Employer’s Liability Insurance in the amount of $1,000,000 per occurrence.

(b)	Comprehensive General Liability Insurance in the amount of $1,000,000 per occurrence.

(c)	Automobile Liability Insurance, covering all owned and hired automobiles in the amount of $1,000,000.

(d)	Contractor Pollution Liability Insurance in the amount of 1,000,000 per occurrence.

(e)	Professional Liability Insurance in the amount of 1,000,000 per occurrence.

(f)	Excess Liability Insurance with a combined single limit of $1,000,000 per occurrence.